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                                  FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      Covad Communications Group, Inc.
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           (Exact name of Registrant as specified in its charter)


             Delaware                                     77-0461529
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


2330 Central Expressway, Santa Clara, CA                         95050
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(Address of principal executive offices)                      (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section
12(b) of the Exchange Act and              12(g) of the Exchange Act and is
is effective pursuant to                   effective pursuant to General
General Instruction A.(c),                 Instruction A.(d), please check
please check the following                 the following box.[X]
box. [_]

Securities Act registration statement
  file number to which this form relates:                333-63899
                                                        -----------
                                           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                    NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                  COMMON STOCK, PAR VALUE $0.001 PER SHARE
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                              (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

         Incorporated by reference to the section entitled Description of Capital Stock contained in the Registrant's Registration Statement on Form S-1, File No. 333-63899, as originally filed with the Securities and Exchange Commission on September 21, 1998 and as subsequently amended (the "Registration Statement").

Item 2.  Exhibits
         --------

         The following exhibits are filed as a part of this registration statement:

         3.1* Amended and Restated Certificate of Incorporation, as currently in effect.

         3.2* Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective immediately following the closing of the offering.

         3.3*  Bylaws, as currently in effect.

         3.4* Form of Bylaws of the Registrant to be effective immediately following the closing of the offering.

         4.3* Warrant Agreement dated as of March 11, 1998 between the Registrant and The Bank of New York.

         4.4* Warrant Registration Rights Agreement dated as of March 11, 1998 among the Registrant and the Initial Purchasers.

         4.6* Amended and Restated Stockholders Rights Agreement dated January 19, 1999 among the Registrant and certain of its stockholders.

         10.4* 1997 Stock Plan and related option agreement, as currently in effect.

         10.8* 1998 Employee Stock Purchase Plan and related agreements in the form to be effective upon the closing of the offering.

        10.10* Form of Warrant to purchase Common Stock issued by the Registrant on February 20, 1998 to Warburg, Pincus Ventures, L.P., Crosspoint Venture Partners 1996 and Intel Corporation.

        10.12* 1997 Stock Plan and related option agreement in the form to be effective upon the closing of the offering.

        10.13* Series C-1 Preferred Stock Purchase Agreement dated as of
               December 30, 1998 among the Registrant, AT&T Venture Fund II, LP and two affiliated funds.

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        10.14* Series D-1 Preferred Stock Purchase Agreement dated as of
               December 30, 1998 among the Registrant, AT&T Venture Fund II, LP and two affiliated funds.

        10.15* Series C-1 Preferred Stock Purchase Agreement dated as of
               December 30, 1998 between the Registrant and NEXTLINK Communications, Inc.

        10.16* Series D-1 Preferred Stock Purchase Agreement dated as of
               December 30, 1998 between the Registrant and NEXTLINK Communications, Inc.

        10.17* Series C-1 Preferred Stock Purchase Agreement dated as of
               January 19, 1999 between the Registrant and U.S. Telesource, Inc.

        10.18* Series D-1 Preferred Stock Purchase Agreement dated as of
               January 19, 1999 between the Registrant and U.S. Telesource, Inc.


_____________________
* Incorporated by reference to the Exhibits of the same number to the Registration Statement.

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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 19, 1999              COVAD COMMUNICATIONS GROUP, INC.

                                    By: /s/ Dhruv Khanna
                                       -------------------------------------
                                        Dhruv Khanna
                                        Vice President, General Counsel and
                                        Secretary





















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